UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

10 Waterview Boulevard
Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 541-3700
--------------
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          On May 11, 2010, a performance share plan (“PSP”) payout was made to Martin R. Benante, Chief Executive Officer, Glenn E. Tynan, Chief Financial Officer, David J. Linton, Co-Chief Operating Officer, David C. Adams, Co-Chief Operating Officer, and Michael J. Denton, General Counsel on the 2006 PSP grants under Curtiss-Wright Corporation’s (the “Company”) 2005 Omnibus Long-Term Incentive Plan covering performance for the period 2007-2009.

          Shown below is the PSP payout table for the performance period 2007-2009:

	2007-2009 Target
	US Dollar	Number of		Payout
	Value	Shares	Payout %	Shares

Benante	$210,000	5,718	83.50%	4,775

Tynan	$196,560	5,352	83.50%	4,469

Denton	$163,134	4,442	83.50%	3,710

Adams	$201,825	5,495	92.78%	5,099

Linton	$222,300	6,053	85.73%	5,190

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 7, 2010. The following matters set forth in the Company’s Proxy Statement dated March 26, 2010, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, were voted upon with the results indicated below.

1.	The nominees listed below were elected directors with the respective votes set forth opposite their names:

	FOR	WITHELD
Martin R. Benante	36,791,693	1,662,988
S. Marce Fuller	36,202,738	2,251,943
Allen A. Kozinski	37,478,890	975,791
Carl G. Miller	37,847,215	607,466
William B. Mitchell	36,733,713	1,720,968
John R. Myers	35,672,359	2,782,322
John B. Nathman	37,837,594	617,087
William W. Sihler	37,083,086	1,371,596
Albert E. Smith	37,856,140	598,541

2.	A proposal seeking ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010 was approved, with the votes cast as follows:

FOR	AGAINST	ABSTENTIONS
41,217,223	84,517	75,533

3.	A proposal seeking approval of an amendment to the Company’s 2005 Omnibus Long-Term Incentive Plan was approved, with the votes cast as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
31,608,166	6,179,823	666,685	2,922,599

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION

By:	/s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date: May 12, 2010